thredUP Announces Second Quarter 2021 Results

•Another record-setting quarter with 27% year-over-year revenue growth
•Gross margins expanded to a record 74% and gross profit grew 34% year-over-year to a record $44 million
•All-time high Active Buyers of 1.34 million and Orders of 1.22 million
•Announced the initial phase of international expansion with the planned acquisition of Remix in Europe
•Established new resale programs enabled by Resale-as-a-ServiceⓇ (RaaSⓇ) with consumer brands including Madewell, FARFETCH, Fabletics, Vera Bradley, and LG – the first non-fashion brand to leverage RaaSⓇ
•Published our ninth annual Resale Report, which includes a new thredUP Impact Section detailing our ESG progress and commitment

Oakland, CA – August 10, 2021 – ThredUp Inc. (Nasdaq: TDUP), one of the largest online resale platforms for women’s and kids’ apparel, shoes, and accessories, announced today its financial results for the second quarter ended June 30, 2021.
“thredUP is pleased to share another strong quarter with a further proofpoint of secondhand’s strength as evidenced by our better-than-expected revenue growth. In addition, our industry-leading infrastructure is reflected by our strong gross margin trends” said CEO and co-founder James Reinhart. “Beyond our core marketplace growth, we announced thredUP's entrance into Europe through the planned acquisition of Remix and further growth of our RaaSⓇ client base including the first white-label resale shop created for Madewell. We also released thredUP's ninth annual Resale Report, which revealed that the secondhand opportunity is continuing to grow. We believe thredUP is well-positioned to capture growth and fuel the rapidly emerging resale ecosystem."

Second Quarter 2021 Financial Highlights
•Revenue: Total revenue was a record at $60 million, an increase of 26.7% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $44.1 million representing growth of 33.7% year-over-year. Gross margin expanded to 73.6% from 69.7% in the comparable quarter last year.
•Net Loss: GAAP net loss was $14.4 million, or 24% of revenue, for the second quarter 2021, compared to a GAAP net loss of $6.7 million, or 14.1% of revenue, for the second quarter 2020.
•Adjusted EBITDA and EBITDA Margin: The Adjusted EBITDA loss was $9 million, or 15.1% of revenue, for the second quarter 2021, compared to the Adjusted EBITDA loss of $3.3 million, or 6.9% of revenue, for the second quarter 2020.
•Active Buyers and Orders: Active Buyers of 1.34 million and Orders of 1.22 million grew 8% and 22%, respectively, over the comparable quarter last year.
Recent Business Highlights
•International Expansion: thredUP intends to expand its footprint in Europe with the planned acquisition of Remix, and the transaction is expected to close in the fourth quarter of 2021.
•Resale Report: In June, thredUP released its comprehensive and frequently-cited industry report, the 2021 Resale Report. The ninth annual edition found that the secondhand market is projected to more than double from $36 billion in 2021 to $77 billion in 2025. The report also includes a new thredUP Impact Section detailing thredUP’s significant progress and commitments to ESG.
•RaaSⓇ Deals: Most recently, thredUP announced RaaSⓇ agreements with Madewell, Farfetch, LG, Fabletics, and Vera Bradley. These new RaaSⓇ deals underscore thredUP's ability to deliver resale at scale for high-profile brands and signal that companies across industries are participating in the apparel resale economy.

•Follow-On Offering: On August 2, we closed a follow-on offering consisting of shares sold by thredUP and certain selling stockholders. Net proceeds from the shares sold by thredUP are expected to be used for working capital and general corporate purposes.
Financial Outlook
Third quarter 2021 and fiscal year 2021 guidance is not pro-forma for the acquisition of Remix. The Remix acquisition is expected to close during the fourth quarter of 2021 and is subject to closing conditions.
For the third quarter 2021, thredUP expects:
•Revenue in the range of $60 million to $62 million
•Gross margin in the range of 71.5% to 72.5%
•Adjusted EBITDA margin loss in the range of 19% to 17%
For fiscal year 2021, thredUP expects:
•Revenue in the range of $236 million to $241 million
•Gross margin in the range of 71.5% to 72.5%
•Adjusted EBITDA margin loss in the range of 16% to 14.5%

Conference Call and Webcast
•Conference Call: The live call is accessible in the U.S. and Canada at +1 800-437-2398 (code 2633061) and outside of the U.S. and Canada at +1 323-289-6576 (code 2633061).
•Webcast: The live and archived webcast and all related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com.

About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest resale platforms for women's and kids' apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. In 2018, we expanded our platform with thredUP's Resale-as-a-Service (RaaSⓇ), which facilitates modern resale for a number of the world's leading brands and retailers. thredUP has processed over 125 million unique secondhand items from 35,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the third quarter and full year of 2021; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of the COVID-19 pandemic on consumer behavior and our business; our investments in technology and infrastructure; our expectations regarding the timing, consideration, terms and benefits of the acquisition of Remix; the success of our RaaSⓇ model and the timing and plans for future RaaSⓇ clients; and our ability to attract new Active Buyers.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in the final prospectus for our initial public offering filed on March 26, 2021 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.

Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account in our marketplace. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplace, including through our RaaSⓇ partners, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken collectively with our GAAP results, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA and Adjusted EBITDA margin is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from a similarly-titled non-GAAP measure used by other companies.
A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, depreciation and amortization, stock-based compensation expense, interest expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the third quarter of 2021 and full year 2021 depreciation and amortization is expected to be $1.9 million and $7.7 million, respectively. In addition, for the third quarter of 2021 and full year 2021 stock-based compensation expense is expected to be $2.9 million and $12.3 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA margin.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$173,058	$64,485
Marketable securities	57,382	—
Accounts receivable, net	1,545	1,823
Inventory, net	4,362	3,519
Other current assets	6,425	5,332
Total current assets	242,772	75,159
Operating lease right-of-use assets	21,272	23,656
Property and equipment, net	45,490	41,131
Other assets	2,837	2,965
Total assets	$312,371	$142,911
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$11,359	$9,386
Accrued and other current liabilities	39,515	32,541
Seller payable	16,709	13,724
Operating lease liabilities, current	2,845	3,643
Current portion of long-term debt	7,746	3,270
Total current liabilities	78,174	62,564
Operating lease liabilities, non-current	20,029	21,574
Long-term debt	31,393	31,190
Other non-current liabilities	1,937	2,719
Total liabilities	131,533	118,047
Convertible preferred stock	—	247,041
Stockholders’ equity:
Common stock	9	1
Additional paid-in capital	463,582	29,989
Accumulated other comprehensive loss	(36)	—
Accumulated deficit	(282,717)	(252,167)
Total stockholders’ equity (deficit)	180,838	(222,177)
Total liabilities, convertible preferred stock and stockholders’ equity	$312,371	$142,911

ThredUp Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue:
Consignment	$48,597	$34,914	$93,285	$70,228
Product	11,362	12,421	22,354	25,422
Total revenue	59,959	47,335	115,639	95,650
Cost of revenue:
Consignment	10,687	8,297	21,519	17,113
Product	5,140	6,027	10,270	12,900
Total cost of revenue	15,827	14,324	31,789	30,013
Gross profit	44,132	33,011	83,850	65,637
Operating expenses:
Operations, product and technology	31,062	22,149	59,374	47,624
Marketing	15,957	10,898	31,403	23,899
Sales, general and administrative	10,999	6,438	21,637	13,871
Total operating expenses	58,018	39,485	112,414	85,394
Operating loss	(13,886)	(6,474)	(28,564)	(19,757)
Interest and other (expense) income, net	(480)	(183)	(1,946)	(115)
Loss before provision for income taxes	(14,366)	(6,657)	(30,510)	(19,872)
Provision for income taxes	13	—	40	—
Net loss	$(14,379)	$(6,657)	$(30,550)	$(19,872)
Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.61)	$(0.54)	$(1.84)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	94,434,768	10,852,462	56,777,147	10,807,848

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(30,550)	$(19,872)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,899	2,443
Stock-based compensation expense	6,394	3,408
Reduction in the carrying amount of right-of-use assets	2,384	1,865
Changes in fair value of convertible preferred stock warrants and others	1,179	(7)
Changes in operating assets and liabilities:
Accounts receivable, net	278	(126)
Inventory, net	(843)	565
Other current and non-current assets	(3,364)	136
Accounts payable	2,716	6,361
Accrued and other current liabilities	8,171	1,912
Seller payable	2,985	3,068
Operating lease liabilities	(2,343)	(1,979)
Other non-current liabilities	4	759
Net cash used in operating activities	(9,090)	(1,467)
Cash flows from investing activities
Purchases of marketable securities	(57,418)	—
Purchase of property and equipment	(8,999)	(10,695)
Net cash used in investing activities	(66,417)	(10,695)
Cash flows from financing activities
Proceeds from debt issuance, net of issuance costs	4,625	8,427
Repayment of debt	—	(1,190)
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts and commissions	180,284	—
Proceeds from exercise of common stock options and withholding taxes for the net share settlement of restricted stock units	2,805	242
Payment of costs for the initial public offering	(3,633)	(81)
Net cash provided by financing activities	184,081	7,398
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	108,574	(4,764)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	67,539	87,853
End of period	$176,113	$83,089

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Adjusted EBITDA Reconciliation:
Net loss	$(14,379)	$(6,657)	$(30,550)	$(19,872)
Depreciation and amortization	1,861	1,198	3,899	2,443
Stock-based compensation expense	2,896	1,966	6,394	3,408
Interest expense	573	224	1,132	497
Change in fair value of convertible preferred stock warrant liability	—	(1)	930	(173)
Provision for income taxes	13	—	40	—
Adjusted EBITDA	$(9,036)	$(3,270)	$(18,155)	$(13,697)
Adjusted EBITDA margin %	(15.1)%	(6.9)%	(15.7)%	(14.3)%

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